Exhibit 4.4

HEARTFLOW HOLDING, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
March 2, 2023

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TABLE OF CONTENTS
(continued)

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HEARTFLOW HOLDING, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is dated as of March 2, 2023, and is between HeartFlow Holding, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A (each, an “Investor” and collectively, the “Investors”).
RECITALS
WHEREAS, HeartFlow, Inc. (“HeartFlow”) and the Investors (the “Prior Investors”) entered into that certain Amended and Restated Investors’ Rights Agreement dated November 20, 2017, as amended on March 28, 2018 (as further supplemented from time to time and assumed by the Company, the “Prior Agreement”) in connection with the sale and issuance of shares of the Company’s Series E Preferred Stock.
WHEREAS, pursuant to the Assignment and Assumption Agreement dated March 1, 2021, by and between HeartFlow and the Company, HeartFlow assigned the Prior Agreement to the Company, and the Company assumed the Prior Agreement.
WHEREAS, the Company now proposes to sell shares of the Company’s Series F Preferred Stock (the “Series F Preferred Stock”) and Series F-1 Preferred Stock (the “Series F-1 Preferred Stock”) to certain of the Investors pursuant to the Series F and Series F-1 Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”).
WHEREAS, in connection with the Financing the Company and the Prior Investors desire to amend and restate the Prior Agreement in its entirety to read as set forth herein.
WHEREAS, as a condition to the Financing, the Investors have agreed to enter into this Agreement.
The parties therefore agree as follows:
SECTION 1
DEFINITIONS
1.1    Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
(a)    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person, and, with respect to the Baillie Gifford Investor, any person that receives, directly or indirectly, investment management or management advisory services from Baillie Gifford or any of its subsidiaries or owned affiliates.
(b)    “Bad Actor Disqualification” means any “bad actor” disqualification described in Rule 506(d)(1)(i) through (viii) under the Securities Act.
(c)    “Baillie Gifford” means Baillie Gifford & Co. and any successor or affiliated investment advisor to the Baillie Gifford Investor.
(d)    “Baillie Gifford Investor” means Scottish Mortgage Investment Trust plc, together with its permitted transferees and assignees.
(e)    “BCLS” means BCLS Fund III Investments, LP, together with its Affiliates.
(f)    “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
(g)    “Common Stock” means the Common Stock of the Company.
(h)    “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in providing coronary cardiac computed tomography angiography-based tests for providing data used in diagnosing coronary artery disease, including FFRct, plaque quantification and characterization and percutaneous coronary intervention planning, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than ten percent (10)% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor.
(i)    “Conversion Stock” shall mean shares of Common Stock issued upon conversion of shares of Preferred Stock.
(j)    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

(k)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(l)    “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
(m)    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
(n)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(o)    “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.14 of this Agreement.
(p)    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.
(q)    “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.
(r)    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
(s)    “New Securities” shall have the meaning set forth in Section 4.1(a).
(t)    “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.
(u)    “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(v)    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(w)    “Preferred Director” means any director of the Company that the holders of record of a class, classes or series of Preferred Stock are entitled to elect pursuant to the Restated Certificate (as defined below in Section 4.1(a)(i)).
(x)    “Preferred Stock” means the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock of the Company.
(y)    “Purchase Agreement” shall have the meaning set forth in the Recitals.
(z)    “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Stock, (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company acquired by the Investors after the date hereof, (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, and (iv) the Warrant Shares; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement; and provided further, that holders of Warrant Shares shall be excluded from the definition of “Initiating Holders”.
(aa)    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
(bb)    The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
(cc)    “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of more than $25,000 to counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.
(dd)    “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.12(b).

(ee)    “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(ff)    “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(gg)    “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(hh)    “SEC” means the Securities and Exchange Commission.
(ii)    “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(jj)    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company in accordance with the terms of this Agreement.
(kk)    “Significant Holders” shall have the meaning set forth in Section 3.1(b).
(ll)    “Warrant Shares” shall mean the shares of Common Stock issued or issuable upon exercise of that certain Warrant to Purchase Common Stock of the Company, issued to Hayfin Tourmaline Luxco S.a.r.l on January 19, 2021 and that certain Warrant to Purchase Common Stock of the Company, issued to Hayfin Tourmaline Luxco S.a.r.l on March 17, 2022.
SECTION 2
REGISTRATION RIGHTS
2.1    Demand Registration.
(a)    Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the Initial Public Offering, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding, then the Company shall: (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.
(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $10,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.
(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors of the Company (the “Board of Directors”) it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period, other than an Excluded Registration.
(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a), (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b), (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(d).
2.2    Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration, a registration relating to a demand pursuant to Section 2.1 or the Initial Public Offering), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.
2.3    Underwriting Requirements.
(a)    If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board of Directors and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder.
(b)    Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the Initial Public Offering, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder”

shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
(c)    For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to an additional one hundred twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)    promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.
2.5    Furnish Information.
(a)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6    Expenses of Registration.
(a)    All Registration Expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $100,000, of one counsel for the selling Holders selected by Holders of a majority of the Registrable

Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 (other than fees and disbursements of counsel to any Holder, other than the Selling Holder Counsel, which shall be borne solely by the Holder engaging such counsel) shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the

Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
(c)    Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.
(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.
(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.
2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the Initial Public Offering;
(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the Initial Public Offering), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Section 6.1.
2.11    “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for the Initial Public Offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the Initial Public Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors and all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto.
2.12    Restrictions on Transfer.
(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the Initial Public Offering, SEC Rule 144, in each case, to be bound by the terms of this Agreement. No Holder may transfer any Preferred Stock or Registrable Securities to a Competitor or any officer, director or employee of a Competitor, without the prior written consent of the Company.
(b)    Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be notated with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.
(c)    The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or following the Initial Public Offering, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer, provided that no such notice shall be required in connection if the intended sale, pledge or transfer complies with SEC Rule 144. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
2.13    Termination of Registration Rights.
The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of:
(a)    the closing of a Liquidation Event, as such term is defined in the Restated Certificate (as defined in Section 4.1(a) below), in which the consideration received by the Investors in such Liquidation Event is in the form of cash and/or publicly traded securities, or if the Investors receive registration rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in this Section 2;
(b)    such time after the Initial Public Offering as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation, during a three (3)-month period without registration (and without the requirement for the Company to be in compliance with the current public information required under subsection (c)(1) of SEC Rule 144) and such Holder (together with its “affiliates”

determined under SEC Rule 144) holds less than one percent (1%) of the outstanding capital stock of the Company; and
(c)    the third (3rd) anniversary of the date the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act (or such later date that is one hundred eighty (180) days following the expiration of all deferrals of the Company’s obligations pursuant to Section 2 that remain in effect as of the third (3rd) anniversary of such date).
2.14    Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder (i) to a transferee or assignee of not less than 2,500,000 shares of Registrable Securities (or, in the case of a transfer or assignment by (y) HeartTech InvestCo, LLC, 500,000 shares of Registrable Securities, or (z) Sandbox Advantage Fund, L.P. (“Sandbox”) and/or BlueCross BlueShield Venture Partners II, L.P. (“BCBS”), an amount in the aggregate by both to a single transferee or group of related transferees of not less than 1,000,000 shares of Registrable Securities) (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), or (ii) to a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, stockholder or other Affiliate of a Holder that is a corporation, partnership or limited liability company; provided that (a) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 and applicable securities laws, (b) the Company is given written notice before said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned, and (c) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.11. For purposes of this Section 2.14, a “partnership”, “corporation”, or “limited liability company” shall also mean any similar or correlative type of entity not organized under the laws of the United States.
SECTION 3
COVENANTS OF THE COMPANY
The Company hereby covenants and agrees, as follows:
3.1    Information and Inspection Rights.
(a)    Information. The Company will furnish the following reports to each Significant Holder (as defined in 3.1(b) below):
(i)    As soon as practicable after the end of each fiscal year of the Company, and in any event (A) with respect to the fiscal year ended December 31, 2022, within one hundred and eighty (180) days after the end of such fiscal year, and (B) with respect to the fiscal year ending December 31, 2023 and for each fiscal year ending thereafter, within one hundred and twenty (120) days after the end of each such fiscal year of the Company, (x) a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, (y) consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year and (z) a statement of stockholders’ equity as of the end of such year, in each case of clauses (x)-(z), audited, prepared in accordance with U.S. generally accepted accounting principles consistently applied and certified by independent public accountants of nationally recognized standing selected by the Company;
(ii)    As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty- five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments;
(iii)    As soon as practicable after the end of each month, and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company as of the end of such monthly period, and unaudited consolidated statements of income and cash flows of the Company for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments; and
(iv)    At least thirty (30) days prior to the beginning of each fiscal year and at other times upon reasonable request, an operating plan and budget for such fiscal year or the then current fiscal year, as applicable that is approved by the Board of Directors.
If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
(b)    Inspection Rights. The Company will afford to each Holder (counting Sandbox and BCBS in the aggregate as a single holder for purposes of determining the following ownership threshold) who owns at least 2,400,000 (or, in the case of HeartTech InvestCo, LLC, 500,000) (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) shares of Preferred Stock and/or Conversion Stock (the “Significant Holders”) and to such Holder’s accountants and counsel, reasonable access during normal business hours to all of the Company’s respective properties, books and records. Each Significant Holder shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties. Holders may exercise their rights under this Section 3.1(b)only for purposes reasonably related to their interests under this Agreement and related agreements. The rights granted pursuant to this Section 3.1(b) may not be assigned or otherwise conveyed by the

Holders or by any subsequent transferee of any such rights without the prior written consent of the Company except pursuant to a transfer described in Section 2.12 hereof. Notwithstanding the foregoing, the Company shall not be obligated pursuant to this Section 3.1(b) to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
3.2    Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.2 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) with the Company’s prior written consent, to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.2; (iii) to any existing Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information and provided further that such Investor shall be responsible for any breach of the confidentiality obligations set forth in this Section 3.2 by any such existing Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure; and provided further, that the Company shall not be required to comply with Section 3.1 in respect of any Holder that is a Competitor or an officer, employee or director of a Competitor.
3.3    “Bad Actor” Notice. Each Investor that is, or will following a Closing (as defined in the Purchase Agreement) be, a beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, will promptly notify the Company in writing if it or, to its knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any Bad Actor Disqualification.
3.4    Employee Agreements. The Company will cause (i) each Key Employee (as defined in the Purchase Agreement) and (ii) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets, to enter into the Company’s standard form of nondisclosure, nonsolicitation and proprietary rights assignment agreement or consulting/independent contractor agreement, as applicable. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any stock purchase, stock option, stock restriction or restricted stock agreement between the Company and any Key Employee without the consent of the Board of Directors, including the Series F Director.
3.5    Right to Conduct Activities. The Company hereby agrees and acknowledges that Hadley, the Baillie Gifford Investor and BCLS (each together with their respective Affiliates, a “VC Investor”) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, no VC Investor shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by any VC Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of any VC Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.
3.6    Acknowledgement. The Company acknowledges that certain of the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict an Investor in the business of venture capital investing from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.
3.7    Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect upon (i) the closing of the Initial Public Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Liquidation Event (as such term is defined in the Restated Certificate, whichever occurs first.
SECTION 4
RIGHT OF FIRST REFUSAL
4.1    Right of First Refusal to Significant Holders. The Company hereby grants to each Significant Holder, the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock (attributable to and assuming full conversion of the shares of Preferred Stock) owned or held by such Significant Holder immediately before the issuance of New Securities to (b) the total number of shares of Common Stock outstanding immediately before the issuance of New Securities (assuming full conversion of the shares of Preferred Stock and full conversion or exercise of all outstanding convertible securities, rights, options and warrants). Each Significant Holder shall have a right of over-allotment such that if any Significant Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Significant Holders may purchase the non-purchasing Significant Holder’s portion on a pro rata basis. This right of first refusal shall be subject to the following provisions:
(a)    “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:
(i)    the “Excluded Shares” as defined in the Amended and Restated Certificate of Incorporation of the Company as in effect (the “Restated Certificate”);
(ii)    securities issued or issuable as a dividend or distribution on Preferred Stock of the Company or pursuant to any event for which adjustment is made pursuant to the Restated Certificate;
(iii)    securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors, including the Series F Director (as defined in the Restated Certificate);
(iv)    securities of the Company which are otherwise excluded by the unanimous approval of the Board of Directors;
(v)    securities issued pursuant to Section 2.1 of the Purchase Agreement; and
(vi)    any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (iv) above.
(b)    In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities and to indicate whether such Holder desires to exercise its over-allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c)    In the event the Holders fail to exercise fully the right of first refusal and over-allotment rights, if any, within said twenty (20) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 4.1.
(d)    The right of first refusal granted under this Agreement shall not be applicable to the Initial Public Offering, and shall expire upon the earlier of (i) the closing of a Liquidation Event and (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act.
(e)    A Significant Holder will not have a right of first refusal to purchase a pro rata share of New Securities in accordance with this Section 4 and will not be a Significant Holder for purposes of the right of first refusal granted under this Section 4 if, and for so long as, the Significant Holder, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members or any person that would be deemed a beneficial owner of the securities of the Company held by the Significant Holder (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except as set forth in Rule 506(d)(2) or (d)(3) under the Securities Act.
SECTION 5
ADDITIONAL COVENANTS
5.1    Matters Requiring Series F Director Approval. During such time or times as the holders of Series F Preferred Stock and Series F-1 Preferred Stock, voting together as a Single Class are entitled to elect the Series F Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of the then-seated Series F Director:
(a)    make any material loan or advance to, or own any material amount of stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly-owned by the Company;
(b)    make any material loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;
(c)    guarantee any material indebtedness for borrowed money, except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d)    make any investment that does not materially comply with any investment policy approved by the Board of Directors;
(e)    incur any indebtedness for borrowed money in excess of $1,500,000 that is not already included in a Board-approved budget, other than trade credit incurred, or other transactions entered into in the ordinary course of business;
(f)    change the principal business of the Company, enter new lines of business, or exit the current line of business;
(g)    sell, assign, license, pledge or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or
(h)    enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of assets greater than $5,000,000.
5.2    Insurance. The Company has obtained and shall maintain, from financially sound and reputable insurers, Directors and Officers liability insurance, in an amount and on terms and conditions satisfactory to the Board of Directors (including the Series F Director), and will cause such insurance policy to be maintained until such time as the Board of Directors (including the Series F Director) determines that such insurance should be discontinued. The policy shall not be cancelled by the Company without prior approval by the Board of Directors (including the Series F Director). Notwithstanding any other provision of this Section 5.2 to the contrary, for so long as a Preferred Director is serving on the Board of Directors, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least $3,000,000 unless approved by such Preferred Director.
5.3    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Restated Certificate, or elsewhere, as the case may be.
5.4    Termination of Covenants. The covenants set forth in this Section 5, with the exception of Section 5.3, shall terminate and be of no further force or effect (i) immediately before the consummation of the Initial Public Offering, or (ii) upon the closing of a Liquidation Event (as defined in the Restated Certificate), whichever event occurs first.
5.5    Employee Stock. Unless otherwise approved by the Board of Directors or a subcommittee of the Board of Directors pursuant to a delegation of authority, all future employees of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12)

months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months with respect to their initial grant, and (ii) a market stand-off provision substantially similar to that set forth in Section 6.2 of the Company’s Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of the date hereof.
SECTION 6
MISCELLANEOUS
6.1    Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company and (ii) the Holders holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144) then outstanding (including, at least sixty percent (60%) of the outstanding shares of Series F Preferred Stock and Series F-1 Preferred Stock); provided, however, that any individual or entity acquiring shares of Preferred Stock after the date of this Agreement may become a party to this Agreement by executing a counterpart signature page to this Agreement, without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, except as otherwise expressly set forth herein, the holders of a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144) (including, at least sixty percent (60%) of the outstanding shares of Series F Preferred Stock and Series F-1 Preferred Stock) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement provided, however,(i) in no event may any amendment, waiver or modification of any kind adversely treat any Holder in a different or disproportionate manner unless such amendment or waiver is agreed to in writing by such adversely affected Holder, and (ii) Section 3.1(b), Section 4.1 and any other section of this Agreement applicable to the Significant Holders (including this clause (ii) of this Section 6.1) may be amended, modified or waived with only the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding and held by the Significant Holders.
6.2    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or Holder) or otherwise delivered by hand, messenger or courier service addressed:
(a)    if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;
(b)    if to any Holder, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address,

facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or
(c)    if to the Company, to the attention of the President or Chief Executive Officer of the Company at 331 E. Evelyn Avenue, Mountain View, California 94041, or at such other current address as the Company shall have furnished to the Investors or Holders, with a copy (which shall not constitute notice) to Laura Bushnell, King & Spalding LLP, 601 S. California Avenue, Suite 100, Palo Alto, CA 94304.
(d)    Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. If there is any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor and Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Investor or Holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor or Holder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Investor or Holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor or Holder. This consent may be revoked by an Investor or Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.
6.3    Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
6.4    Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
6.5    Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein. This Agreement amends and restates the Prior Agreement in its entirety.
6.6    Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
6.7    Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
6.8    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
6.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.
6.10    Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

6.11    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER AGREEMENTS (AS DEFINED IN THE PURCHASE AGREEMENT), THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
6.12    Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
6.13    Conflict. If there is any conflict between the terms of this Agreement and the Company’s certificate of incorporation or its bylaws, the terms of the Company’s certificate of incorporation or its bylaws, as the case may be, will control.
6.14    Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
6.15    Aggregation of Stock. All shares of capital stock of the Company held or acquired by affiliated entities or persons of an Investor (including but not limited to (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other Affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust, in the case of an Investor who is an individual; or (iv) a member of an Investor that is a limited liability company) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock.
6.16    Waiver of Right of First Refusal. Pursuant to Section 4.1 of the Prior Agreement, each of the undersigned Prior Investors who together hold a majority of the Registrable Securities (as defined in the Prior Agreement) hereby waive on behalf of themselves and all other Investors the right of first refusal and any notice requirements in connection therewith, as set forth in the Prior Agreement, with respect to any sale and issuance by the Company of shares of Series F Preferred Stock, Series F-1 Preferred Stock, or any securities exercisable therefor or convertible thereinto (including without limitation the convertible promissory notes of the Company that are converting into shares of Series F-1 Preferred Stock at the initial closing of the Financing).
(signature page follows)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

COMPANY:

HEARTFLOW HOLDING, INC.
a Delaware corporation

/s/ John Farquhar
John Farquhar, President and Chief Executive Officer
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

BCLS FUND III INVESTMENTS, LP

By: BCLS Fund III Investments GP, LLC
its general partner
By: Bain Capital Life Sciences Fund III, L.P.
its member
By: Bain Capital Life Sciences III General Partner, LLC
its general partner
By: Bain Capital Life Sciences Investors, LLC
its manager

By:	/s/ Jeffrey Schwartz

Name:	Jeffrey Schwartz
Title:	Partner
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

HOST-PLUS PTY LIMITED

By:	/s/ Peter Singlehurst
Name: Peter Singlehurst
Title: Authorised Signatory of Baillie
Gifford Overseas Limited as agent for and on
behalf of Host-Plus Pty Limited

INTERVENTURE EQUITY
INVESTMENTS LIMITED

By:	/s/ Peter Singlehurst
Name: Peter Singlehurst
Title: Authorised Signatory of Baillie
Gifford Overseas Limited as agent for and on
behalf of Interventure Equity Investments
Limited

PLUMBING PENSIONS (U.K.)
LIMITED

By:	/s/ Peter Singlehurst
Name: Peter Singlehurst
Title: Partner of Baillie Gifford & Co as
agent for and on behalf of Plumbing Pensions
(U.K.) Limited

SCOTTISH MORTGAGE
INVESTMENT TRUST PLC

By:	/s/ Peter Singlehurst
Name: Peter Singlehurst
Title: Partner of Baillie Gifford & Co as
agent for and on behalf of Scottish Mortgage
Investment Trust PLC
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

THE BOARD OF TRUSTEES OF THE
SASKATCHEWAN HEALTHCARE
EMPLOYEES' PENSION PLAN

By:	/s/ Peter Singlehurst
Name: Peter Singlehurst
Title: Authorised Signatory of Baillie
Gifford Overseas Limited as agent for and on
behalf of The Board of Trustees of the
Saskatchewan Healthcare Employees'
Pension Plan

THE SCHIEHALLION FUND LIMITED

By:	/s/ Peter Singlehurst
Name: Peter Singlehurst
Title: Authorised Signatory of Baillie
Gifford Overseas Limited as agent for and on
behalf of The Schiehallion Fund Limited

THE STATES OF JERSEY PUBLIC
EMPLOYEES CONTRIBUTORY
RETIREMENT SCHEME

By:	/s/ Peter Singlehurst
Name: Peter Singlehurst
Title: Partner of Baillie Gifford & Co as
agent for and on behalf of The States of
Jersey Public Employees Contributory
Retirement Scheme

VISION SUPER PTY LTD

By:	/s/ Peter Singlehurst
Name: Peter Singlehurst
Title: Authorised Signatory of Baillie
Gifford Overseas Limited as agent for and on
behalf of Vision Super Pty Ltd
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

WARMAN INVESTMENTS PTY
LIMITED

By:	/s/ Peter Singlehurst
Name: Peter Singlehurst
Title: Authorised Signatory of Baillie
Gifford Overseas Limited as agent for and on
behalf of Warman Investments PTY Limited
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

CAPRICORN HEALTHCARE AND
SPECIAL OPPORTUNITIES, LP

By: CHSO Partners II, LLC
Its General Partner

By:	/s/ Barry Uphoff
Name: Barry Uphoff
Title: Manager

CAPRICORN HEALTHCARE AND
SPECIAL OPPORTUNITIES II, LP

By: CHSO Partners II, LLC
Its General Partner

By:	/s/ Barry Uphoff
Name: Barry Uphoff
Title: Manager

CAPRICORN HEALTHCARE AND SPECIAL
OPPORTUNITIES II-A, LP

By: CHSO Partners II, LLC
Its General Partner

By:	/s/ Barry Uphoff
Name: Barry Uphoff
Title: Manager
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

CHSO SFP, LP

By: CHSO Partners, LLC
Its General Partner

By:	/s/ Barry Uphoff
Name: Barry Uphoff
Title: Manager

CHSO TSF, LP

By: CHSO Partners, LLC
Its General Partner

By:	/s/ Barry Uphoff
Name: Barry Uphoff
Title: Manager

CHSO CIG, LP

By: CHSO Partners, LLC
Its General Partner

By:	/s/ Barry Uphoff
Name: Barry Uphoff
Title: Manager
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

CAPRICORN S.A. SICAV – SIF – GLOBAL
NON-MARKETABLE STRATEGIES SUB
FUND

By: Capricorn Investment Group LLC
Its Investment Manager

By:	/s/ Eric Techel
Name: Eric Techel
Title: Partner & CFO

CARTHAGE, LP

By: Capricorn Investment Group, LLC
Its General Partner

By:	/s/ Eric Techel
Name: Eric Techel
Title: Partner & CFO

HIT SPLITTER, LP

By: Capricorn Investment Group, LLC
Its General Partner

By:	/s/ Eric Techel
Name: Eric Techel
Title: Partner & CFO

PACIFIC SEQUOIA HOLDINGS LLC

By:	/s/ Eric Techel
Name: Eric Techel
Title: Manager
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

THE SKOLL FOUNDATION

By: Capricorn Investment Group, LLC
Its Investment Manager

By:	/s/ Eric Techel
Name: Eric Techel
Title: Partner

SKOLL FUND

By: Capricorn Investment Group, LLC
Its Investment Manager

By:	/s/ Eric Techel
Name: Eric Techel
Title: Partner
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

USVP X AFFILIATES, L.P.

By: Presidio Management Group X, L.L.C.
The General Partner of Each

By:	/s/ Dale Holladay
Name: Dale Holladay
Title: Attorney-In-Fact

U.S. VENTURES PARTNERS X, L.P.

By: Presidio Management Group X, L.L.C.
The General Partner of Each

By:	/s/ Dale Holladay
Name: Dale Holladay
Title: Attorney-In-Fact
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

HCPCIV 1, LLC

By:	HealthCor Partners II, L.P., its Managing
Member
By:	HealthCor Partners GP, LLC, its General
Manager

By:	/s/ Jeffrey Lightcap
Name: Jeffrey Lightcap
Title: Member

HEALTHCOR PARTNERS FUND, LP

By:	HealthCor Partners Management, LP, its
Manager
By:	HealthCor Partners Management GP, LLC, its
General Partner

By:	/s/ Jeffrey Lightcap
Name: Jeffrey Lightcap
Title: Member

HEALTHCOR PARTNERS FUND II, LP

By:	HealthCor Partners Management, LP, its
Manager
By:	HealthCor Partners Management GP, LLC, its
General Partner

By:	/s/ Jeffrey Lightcap
Name: Jeffrey Lightcap
Title: Member
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

JOHN H. STEVENS AND MARCIA K.
STEVENS, TRUSTEES FOR THE JOHN AND
MARCIA STEVENS FAMILY TRUST,
DATED FEBRUARY 4, 1994

By:	/s/ John H. Stevens
Name: John H. Stevens
Title: Trustee

JOHN H. STEVENS

/s/ John Stevens

HEADWATERS CAPITAL PARTNERS, LLC

By:	/s/ John Stevens
Name: John Stevens
Title: Managing member
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

LYNN SCHUSTERMAN IRREVOCABLE TRUST

By:	/s/ Matthew Schneider
Name: Matthew Schneider
Title: Attorney-in-Fact
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

BLUECROSS BLUESHIELD VENTURE
PARTNERS II, L.P.

By:	/s/ John Banta
Name: John Banta
Title: Managing Director

SANDBOX ADVANTAGE FUND, LP

By:	/s/ Matthew Downs
Name: Matthew Downs
Title: Managing Member
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTORS:

HADLEY HARBOR MASTER INVESTORS (CAYMAN) II L.P.

By:	Wellington Management Company LLP, as
investment adviser

By:	/s/ Jennifer C. Boylan
Name:	Jennifer C. Boylan
Title:	Vice President and Counsel

TEXAS HIDALGO CO-INVESTMENT FUND, L.P.

By:	Wellington Management Company LLP, as
investment adviser

By:	/s/ Jennifer C. Boylan
Name:	Jennifer C. Boylan
Title:	Vice President and Counsel
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTOR:

HEARTTECH INVESTCO, LLC

By:	/s/ Jesse Du Bey
Name:	Jesse Du Bey
Title:	Manager
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTOR:

ADL, LLC

By:	/s/ Tre Brashear
Name:	Tre Brashear
Title:	President
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTOR:

Wael Almahmeed
Print Name of Investor

/s/ Wael Almahmeed
Signature

Print Name of Signatory, if different

Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTOR:

BRADFORD C. O'BRIEN AND JUDITH M. O'BRIEN, TRUSTEES, UTA DTD 7/1/92, AS AMENDED

By:	/s/ Judith M. O’Brien
Name:	Judith M. O’Brien
Title:	Trustee
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTOR:

LAURA BUSHNELL

/s/ Laura Bushnell
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTOR:

Dee Dee Carmody
Print Name of Investor

/s/ Dee Dee Carmody
Signature

Print Name of Signatory, if different

Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTOR:

CHARLES A. TAYLOR

/s/ Charles A. Taylor
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTORS:

THE ZARINS FAMILY 1998 TRUST

By:	/s/ Christopher K. Zarins
Name:	Christopher K. Zarins
Title:	Trustee

CHRISTOPHER ZARINS

/s/ Christopher Zarins
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTOR:

BERTRAM ZARINS

/s/ Bertram Zarins

LAIMA I. ZARINS, AS TRUSTEE OF THE BERTRAM ZARINS IRREVOCABLE TRUST – 2012 U/I/T DATED DECEMBER 19, 2012

By:	/s/ Laima I. Zarins
Name:	Laima I. Zarins
Title:	Trustee

LAIMA ILZE ZARINS

/s/ Laima Ilze Zarins

ZARINS FAMILY IRREVOCABLE TRUST U/D/T AUGUST 19, 2002; TRUSTEE: PHILIP M. BRYNE

By:	/s/ Philip M. Byrne
Name:	Philip M. Byrne
Title:	Trustee
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTOR:

BERTRAM ZARINS

LAIMA I. ZARINS, AS TRUSTEE OF THE BERTRAM ZARINS IRREVOCABLE TRUST-2012 U/I/T DATED DECEMBER 19, 2012

By:
Name:	Laima I. Zarins
Title:	Trustee

LAIMA ILZE ZARINS

ZARINS FAMILY IRREVOCABLE TRUST U/D/T AUGUST 19, 2002; TRUSTEE: PHILIP M. BRYNE

By:	/s/ Philip M. Byrne
Name:	Philip M. Byrne
Title:	Trustee
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTOR:

Kristen Smith Dayley
Print Name of Investor

/s/ Kristen Smith Dayley
Signature

Print Name of Signatory, if different

Print Title, if applicable

HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTOR:

Derrick Queen and Vivian Kuan
Print Name of Investor

/s/ Vivian K. Queen
Signature

Vivian Kuan
Print Name of Signatory, if different

Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.
INVESTOR:

Rebecca Smith Eggleston
Print Name of Investor

/s/ Rebecca Smith Eggleston
Signature

Print Name of Signatory, if different

Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

Emergent Medical Associates, L.P.
By: EMP Partners, L.L.C., Its General Partner

/s/ Robert Brownell
Signature

Robert Brownell
Print Name of Signatory, if different

Managing Director
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

Emergent Medical Partners, L.P.
By: EMP Partners, L.L.C., Its General Partner

/s/ Robert Brownell
Signature

Robert Brownell
Print Name of Signatory, if different

Managing Director
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

FITZ PARTNERS, L.P.

By:	/s/ Peter Fitzgerald
Name: Peter Fitzerald
Title: Professor of medicine
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

HAYFIN HEARTFLOW UK LIMITED

By:	/s/ Jennifer Shen
Name: Jennifer Shen
Title: Director
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

HEART-D SERIES OF HCP PRIVATE
EQUITY INVESTORS, LLC

By:	/s/ Gregory P. Hartmann
Name: Gregory P. Hartmann
Title: Manager
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

Hiten D Patel and Melissa L Patel, joint tenants with rights of survivorship
Print Name of Investor

/s/ Hiten D Patel
Signature

Hiten Patel
Print Name of Signatory, if different

Trustee
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

James J Elacqua Revocable Living Trust
Print Name of Investor

/s/ James J Elacqua
Signature

James J Elacqua
Print Name of Signatory, if different

Trustee
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

MARYAM SMITH KEYSER

/s/ Maryam Smith Keyser
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

LifeForce Capital-CHS Management, LLC
Print Name of Investor

/s/ John Noonan
Signature

John Noonan
Print Name of Signatory, if different

GP
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

LONNIE M. SMITH HEATFLOW GRAT III

By:	/s/ Lonnie Smith
Name: Lonnie Smith
Title: Board Member

THE LONNIE AND CHERYL SMITH FAMILY TRUST

By:	/s/ Lonnie Smith
Name: Lonnie Smith
Title: Trustee

LONNIE SMITH

/s/ Lonnie Smith

MCKRAM INVESTMENT CAPITAL II LLC

By:	/s/ Lonnie Smith
Name: Lonnie Smith
Title: Board Member

HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

KENT A. LUCKEN

/s/ Kent Lucken
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

MACARTHUR HOLDINGS, LLC

By:	/s/ Philip Katz
Name: Philip Katz
Title: Managing Member
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

MARSHFIELD ADVISERS, LLC

By:	/s/ Mitch Laubaugh
Name: Mitch Laubaugh
Title: Portfolio Manager
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

Mary A Schedule Irrevocable Trust
Print Name of Investor

/s/ John Schuele
Signature

John Schuele
Print Name of Signatory, if different

Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

THE MUKESH PATEL ARTICLE FOURTH TRUST

By:	/s/ Bhavnaben Mukesh Patel
Name: Bhavnaben Mukesh Patel
Title: Co-Trustee

BHAVNABEN MUKESH PATEL

/s/ Bhavnaben Mukesh Patel
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

PMY PARTNERS, LP

By:	/s/ Phil Young
Name: Phil Young
Title: Trustee
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

FRANK F. RANGO
Print Name of Investor

/s/ Frank F. Rango
Signature

Print Name of Signatory, if different

Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

RCC SO I
Print Name of Investor

/s/ Roy Patterson
Signature

Roy Patterson
Print Name of Signatory, if different

Manager
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

JONATHAN ROOT AND BETSY BLUEMENTHAL REVOCABLE TRUST DATED DECEMBER 3, 2009
Jonathan Root and Betsy Blumenthal Trustees

By:	/s/ Jonathan Root
Name: Jonathan Root
Title: Trustee
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

RED LINE TRUST PARTNERS, LLC

By:	/s/ Michael Smith
Name: Michael Smith
Title Director

MICHAEL SMITH

/s/ Michael Smith
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

Robert and Karen May
Print Name of Investor

/s/ Robert May
Signature

Robert May
Print Name of Signatory, if different

Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

RANDY ROCHMAN

/s/ Randy Rochman
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

ROGER LYLE HAYES AND NOEMI ESPINOSA HAYES FAMILY TRUST

By:	/s/ Nicky Espinosa
Name: Nicky Espinosa
Title Trustee
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

Frederick St. Goar
Print Name of Investor

/s/ Frederick St. Goar
Signature

Print Name of Signatory, if different

Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

St. Goar/Cassani T/A DTD 9/12/2001
Print Name of Investor

/s/ Frederick St. Goar
Signature

Frederick St. Goar
Print Name of Signatory, if different

Trustee
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

The Herlick-Zoi Family Trust
Print Name of Investor

/s/ Zack Herlick
Signature

Zack Herlick
Print Name of Signatory, if different

Trustee
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

Thomas Fogarty Seperate Property Trust Dated 2/6/87

Print Name of Investor

/s/ Jonathon David Fogarty

Signature

Jonathon David Fogarty

Print Name of Signatory, if different

Trustee

Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

Waitt corp Investments, LLC
Print Name of Investor

/s/ Norm Waitt
Signature

Norm Waitt
Print Name of Signatory, if different

/s/
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

WILLIAM C. WELDON

/s/ William Weldon
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

WFI Co-Investments, LLC
Print Name of Investor

/s/ Andrea Dawkins
Signature

Andrea Dawkins
Print Name of Signatory, if different

Andrea dawkins, manager
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

WS investment Company, LLC (2010A)
Print Name of Investor

/s/ Jim Hinson
Signature

Jim Hinson
Print Name of Signatory, if different

Director
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

West Investment Holdings, LLC
Print Name of Investor

/s/ Man D Harper
Signature

/s/ Man D Harper
Print Name of Signatory, if different

/s/ Manager
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

YOUNG FAMILY TRUST U/T/D 4/13/98

By:	/s/ Phil Young
Name: Phil Young
Title: Trustee
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

Blue Horizon ex Ventures II Limited
Print Name of Investor
For and on behalf of Mourant Directors One (Guernsey) Limited as Corporate Director

/s/ Antony Saunders Roxanne Williams
Signature

Antony Saunders and Roxanne Williams
Print Name of Signatory, if different

Authorised Signatories
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

The Board of Trustees of the Leland Stanford Junior University (PVF)
Print Name of Investor

/s/ Jiayan Zhao
Signature

Jiayan Zhao
Print Name of Signatory, if different Authorized Signatory on behalf of The Board of Trustees of the Leland Stanford Junior University (PVF)
Print Title, if applicable
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

JANUS HENDERSON GLOBAL LIFE SCIENCES FUND

By: Janus Henderson Investors US LLC, its investment advisor

By:	/s/ Daniel S. Lyons
Name:	Daniel S. Lyons
Title:	Authorized Signatory

JANUS HENDERSON CAPITAL FUNDS PLC ON BEHALF OF ITS SERIES JANUS HENDERSON GLOBAL LIFE SCIENCES FUND
By: Janus Henderson Investors US LLC, its investment advisor

By:	/s/ Daniel S. Lyons
Name:	Daniel S. Lyons
Title:	Authorized Signatory
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

LEONARD FELNER SPOUSAL LIFETIME ACCESS TRUST

By:	/s/ Shoshana Feiner
Name: Shoshana Feiner
Title Trustee
HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

LEFT VENTRICLE LLC

By:	/s/ Andy Lam
Name: Andy Lam
Title: Member

UPRISING INVESTORS FUND I, L.P.

By: Uprising Investors (GP1), LLC
Its: General Partner

By:	/s/ Andy Lam
Name: Andy Lam
Title: Member

UPRISING OPPORTUNITY FUND I, L.P.

By: Uprising Investors Opportunity (GP1), LLC
Its: General Partner

By:	/s/ Andy Lam
Name: Andy Lam
Title: Member

Address: c/o Uprising Fund, Spaces
95 Third St. 2nd Floor
San Francisco, CA 94103
Tel: 415-891-7562

HeartFlow Holding, Inc. – Amended and Restated Investors’ Rights Agreement

EXHIBIT A
SCHEDULE OF INVESTORS

SCHEDULE 1
NOTICE AND WAIVER/ELECTION OF
RIGHT OF FIRST REFUSAL
I do hereby waive or exercise, as indicated below, my rights of first refusal under the Amended and Restated Investors’ Rights Agreement dated as of [date], 2023 (the “Agreement”):
1.    Waiver of [___] days’ notice period in which to exercise right of first refusal: (please check only one)
(    )    WAIVE in full, on behalf of all Holders, the [___]-day notice period provided to exercise my right of first refusal granted under the Agreement.
(    )    DO NOT WAIVE the notice period described above.
2.    Issuance and Sale of New Securities: (please check only one)
(    )    WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.
(    )    ELECT TO PARTICIPATE in $_____________ (please provide amount) in New Securities proposed to be issued by HeartFlow Holding, Inc., a Delaware corporation, representing LESS than my pro rata portion of the aggregate of $[_________] in New Securities being offered in the financing.
(    )    ELECT TO PARTICIPATE in $_____________ in New Securities proposed to be issued by Heartflow Holding, Inc., a Delaware corporation, representing my FULL pro rata portion of the aggregate of $[_________] in New Securities being offered in the financing.
(    )    ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $[_________] in New Securities being made available in the financing AND, to the extent available, the greater of (x) an additional $_____________ (please provide amount) or (y) my pro rata portion of any remaining investment amount available in the event other Significant Holders do not exercise their full rights of first refusal with respect to the $[_________] in New Securities being offered in the financing.
Date: _________________
_______________________________________
[Insert Investor’s name]
This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. HeartFlow Holding, Inc. will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.